UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2022

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Bedford Street Lexington, MA 02420
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2022, the Board of Directors (the “Board”) of iSpecimen Inc. (the “Company”) received a notice of departure from Christopher Ianelli to vacate the positions of Chief Executive Officer and President of the Company, effective as of October 24, 2022, as a result of the non-renewal of his Executive Employment Agreement dated June 21, 2021.

On September 20, 2022, the Board received a similar notice of departure from Jill Mullan to vacate the position of Chief Operating Officer of the Company, effective as of October 24, 2022, as a result of the non-renewal of her Executive Employment Agreement dated June 21, 2021.

On September 21, 2022, pursuant to the mutual agreement of Dr. Ianelli and the Board, Dr. Ianelli vacated his positions as Chief Executive Officer and President of the Company. The Board appointed Tracy Curley, who currently serves as the Chief Financial Officer and Treasurer of the Company, as Interim Chief Executive Officer of the Company, effective immediately upon Dr. Ianelli’s no longer serving as Chief Executive Officer and President of the Company. Ms. Curley will serve as Interim Chief Executive Officer until the Company appoints a new Chief Executive Officer and will also continue to serve as the Chief Financial Officer of the Company. The Company is currently negotiating a new Executive Employment Agreement with Ms. Curley in connection with her services as Interim Chief Executive Officer and Chief Financial Officer of the Company. Upon execution of the Executive Employment Agreement by the Company and Ms. Curley, the Company intends to file a subsequent Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) to report the financial and other terms thereunder and will also file a copy of the Executive Employment Agreement as an exhibit to such subsequently filed Current Report on Form 8-K.

Dr. Ianelli and Ms. Mullan have both agreed to continue to provide services as employees, on behalf of the Company through the termination of their employment with the Company on October 24, 2022, in order to assure a smooth transition in the Company’s management.

The Company is currently negotiating Separation Agreements with each of Dr. Ianelli and Ms. Mullan, which are expected to include the financial and other terms of each of their terminations as executive officers of the Company. The Company intends to file a subsequent Current Report on Form 8-K with the SEC to report the execution of the Separation Agreements with Dr. Ianelli and Ms. Mullan and the financial and other terms thereunder, Copies of the Separation Agreements will be filed as exhibits to such subsequently filed Current Report on Form 8-K.

Item 8.01	Other Events

On September 22, 2022, the Company issued a press release announcing (i) the termination of Dr. Ianelli’s positions as Chief Executive Officer, President and in any other capacity as an officer of the Company, effective as of September 21, 2022, (ii) Ms. Mullan’s vacating of her position as Chief Operating Officer, effective as of October 24, 2022, (iii) the appointment of Ms. Curley as Interim Chief Executive Officer, effective as of September 21, 2022 and (iv) the termination of Dr. Ianelli and Ms. Mullan as employees of the Company, effective as of October 24, 2022. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated September 22, 2022.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2022

iSPECIMEN INC.

By:	/s/ Tracy Curley
	Name:	Tracy Curley
	Title:	Interim Chief Executive Officer and Chief Financial Officer